CONSENT OF AMARCHAND & MANGALDAS &
                             SURESH A. SHROFF & CO.



         We consent to all references to our firm under the captions "Taxation-- Indian Tax", "Legal Matters" and "Enforcement of Civil Liabilities Against Foreign Persons" in the Prospectus contained in the Registration Statement on Form F-1 of ICICI Bank Limited.


                                                     /s/ Vandana
                                                     ---------------------------
                                                     AMARCHAND & MANGALDAS
                                                     & SURESH A. SHROFF & CO.


Date: February 7, 2000
Mumbai, India